Proxy Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of 1934

Filed by the registrant (X)
Filed by a party other than the registrant ( )
Check the appropriate box:
( ) Preliminary proxy statement
(X) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-11(c) or
    Rule 14a-12
                     Ridgewood Properties, Inc.
           -----------------------------------------------
          (Name of Registrant as Specified in Its Charter)
                           Karen S. Hughes
             ------------------------------------------
             (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
(X) $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
    14a-6(i)(2)
( ) $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3)
( ) Fees computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11
    (1) Title of each class of securities to which
        transaction applies:
              -------------------------------------------
    (2) Aggregate number of securities to which
        transaction applies:
              -------------------------------------------
    (3) Per unit price or other underlying value of
        transaction computed pursuant to Exchange Act
        Rule 0-11:  (1)
        -------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        ___________________________________________
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:  ----------------
     (2) Form, schedule or registration statement no.
         -----------------------------------------
     (3) Filing party:
         -----------------------------------------
     (4) Date filed:
         -----------------------------------------
---------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                     Ridgewood Properties, Inc.
                        2859 Paces Ferry Road
                              Suite 700
                       Atlanta, Georgia 30339


                                   January 5, 1996

Dear Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Ridgewood Properties, Inc. on Tuesday, January 16, 1996 at 10:00 a.m. at the offices of Ridgewood Properties, Inc., 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339. The formal Notice of the Annual Meeting of Shareholders and the proxy statement are attached. Please read them carefully.

     It is important that your shares be voted at the meeting. If you do not plan to attend, please complete the enclosed proxy card by indicating your vote on the issues presented and sign, date and return the proxy in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your vote on the issues presented and sign, date and return the proxy in the prepaid envelope provided.

                              Sincerely,

                              s/ N. R. Walden

                              N. Russell Walden
                              President

                     RIDGEWOOD PROPERTIES, INC.
                  2859 Paces Ferry Road, Suite 700
                       Atlanta, Georgia 30339
                           (404) 434-3670
                  ________________________________

              Notice of Annual Meeting of Shareholders
                          January 16, 1996
                     __________________________

To the Shareholders of Ridgewood Properties, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the "Meeting") of Ridgewood Properties, Inc. (the "Company") will be held at 10:00 a.m., Eastern Standard Time on Tuesday, January 16, 1996, at the offices of the Company, 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339, for the following purposes:

1. To elect four directors of the Company to hold office until the next Annual Meeting of Shareholders or until the election and qualification of their successors; and

2. To transact such other business as may properly come before the Meeting.

     Please complete the proxy card which is enclosed and return it promptly. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

     The record date for determining shareholders entitled to notice of, and to vote at, the Meeting has been fixed as the close of business on December 20, 1995. A list of such shareholders will be open for the examination of any shareholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the Meeting, during ordinary business hours, at 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339, and will be available at the Meeting. A copy of our Annual Report for the fiscal year ended August 31, 1995 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

                         By Order of the Board of Directors



                         Karen S. Hughes, Secretary

Atlanta, Georgia
January 5, 1996

     YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT.

                              IMPORTANT

Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it in the envelope which has been provided. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

                     RIDGEWOOD PROPERTIES, INC.
                  2859 Paces Ferry Road, Suite 700
                       Atlanta, Georgia 30339
                  _______________________________

         PROXY STATEMENT For ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held January 16, 1996
       ______________________________________________________


SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to the shareholders of Ridgewood Properties, Inc. ("Ridgewood" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of its outstanding common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on January 16, 1996 at 10:00 a.m. at the offices of the Company, 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders of the Company on or about January 5, 1996.

     Shares of Common Stock represented by properly executed proxies, unless such proxies previously have been revoked, will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of (FOR) each of the proposals specified herein, and in the discretion of the proxy holder as to any other matters that may properly come before the Meeting. A shareholder who has given a proxy may revoke it at any time prior to the voting thereof at the Meeting by filing with the Secretary of the Company, at or prior to the Meeting, a written revocation or a duly executed proxy bearing a later date. In addition, a proxy may be revoked in person by any shareholder present at the Meeting prior to the voting of such proxy. Attendance at the Meeting, however, will not in itself constitute the revocation of a proxy.

     The cost of soliciting proxies will be borne by the Company.
In addition to solicitations by mail, officers and regular employees of the Company may solicit proxies personally and by telephone, telegraph or other means for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company shall reimburse them for their reasonable out-of-pocket and clerical expenses.

RECORD DATE AND VOTING SECURITIES

     The Board has fixed the close of business on December __, 1995 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. On that date, 1,088,480 shares of the Common Stock were outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. On the record date, the Company also had 450,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") (see "Certain Relationships and Related Transactions") outstanding. The stock is held by Triton Group Ltd., and so long as a minimum of 50,000 shares of Preferred Stock is outstanding, Triton shall be entitled to elect one additional director to serve on the Board. Additionally, as long as Triton is the holder of the minimum 50,000 shares of Preferred Stock and both John C. Stiska and Michael
M. Earley are officers of Triton, then the Board shall consist of four members, two of which would be Mr. Stiska and Mr. Earley (and wherein either Mr. Stiska or Mr. Earley is considered to be the additional director to which Triton is entitled to elect). The Company has no other outstanding voting securities.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum. Subject to the rights of the holders of the Preferred Stock, a quorum being present, the affirmative vote of a plurality of the holders of the shares of Common Stock present, in person or by proxy, at the Meeting, is required for the election of a nominee as a director as set forth in Proposal I hereof. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Under Delaware law, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote "for", "against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of a proposal. The total number of votes cast "for" a proposal will be counted for purposes of determining whether sufficient affirmative votes have been cast. Abstentions from voting on a proposal by a shareholder present in person or represented by proxy at the Meeting are treated as votes against a proposal.

PROPOSAL I:  ELECTION OF DIRECTORS

     Four directors of the Company are to be elected at the Meeting to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and qualified. Unless authority to vote for one or more directors is withheld, it is intended that shares of Common Stock represented by proxies in the accompanying form will be voted for the election of the persons listed below or, if any such person shall unexpectedly become unable or unwilling to accept nomination or election, for the election of such other person(s) as the Board may recommend in his place. All of the persons listed below are currently directors of the Company and are nominees for re-election.

     The Board unanimously recommends that the Company shareholders vote FOR each of the nominees listed below.

Nominees for Director

MICHAEL M. EARLEY

     Mr. Earley, age 40, was appointed as a director of the Company to fill the vacancy created by the resignation of Mr. Charles R. Scott in June 1993. Mr. Earley served as Senior Vice President and Chief Financial Officer of Intermark, Inc. ("Intermark") from October 1991 until June 1993, as Senior Vice President and Chief Financial Officer of Triton Group Ltd. ("Triton"), a diversified holding company, until July 1, 1994, and has served as President and Chief Operating Officer of Triton since July 1, 1994. See "Certain Relationships and Related Transactions." He previously held positions as Vice President - Corporate Development of Intermark from 1988 to 1991, and as Vice President from 1987 to 1988. From 1986 to 1988, he served as Vice President and Chief Financial Officer of Triton, and has served as a director of Triton since June 1992.

LUTHER A. HENDERSON

     Mr. Henderson, age 75, has been a director of the Company since its formation in 1985. He served as a director of CMEI, Inc. ("CMEI"), the Company's predecessor, from September 1983 to December 1985. He served as a director of Pier 1 Imports Inc., a commercial retailer, from February 1980 to June 1993. Mr. Henderson is a member of the Board of Directors of Beeba's Creations, Inc. and is President of Pirvest, Inc.

JOHN C. STISKA

     Mr. Stiska, age 53, was appointed as a director of the Company in December 1992. He served as President and a director of Intermark from June 1990 until June 1993, as President and Chief Executive Officer of Triton until July 1, 1994, as a director since August 1990, and as Chairman and Chief Executive Officer since July 1, 1994. See "Certain Relationships and Related Transactions." Mr. Stiska was a practicing lawyer for 20 years, and a partner in the San Diego office of the law firm of Brobeck, Phleger & Harrison from 1987 to 1990, prior to which he was a partner in the law firm of Aylward, Kintz, Stiska, Wassenaar & Shannahan from 1981 to 1987. He served as Special Counsel to the Board of Directors of Intermark for 15 years, and served, on an interim basis, as President of Triton, then an affiliate of Intermark, from March 1986 until June 1987. He is also a director of BioSafety Systems, Inc., Block Medical, Inc., Laser Power Corp., Rehabilitation Technologies, Inc., Sciteq Electronics, Inc. and Simplicity Holdings, Inc.

N. RUSSELL WALDEN

     Mr. Walden, age 57, is President and Chief Executive Officer of the Company and has been a director of the Company since its formation in 1985. Mr. Walden was a director of Sunbelt Nursery Group, Inc. from 1983 until 1990. He is the former President, Chief Executive Officer and Director of CMEI and a former director of Pier 1 Imports Inc.

ADDITIONAL INFORMATION

Beneficial Ownership of the Company's Securities

     The following table sets forth information as of the Record Date regarding the beneficial ownership of the capital stock of the Company by (a) each director, director nominee and executive officer named in the Summary Compensation Table (elsewhere herein) of the Company, (b) each beneficial owner of more than 5% of the Common Stock of the Company, and (c) all directors and executive officers as a group. Except as otherwise indicated, each individual or group named has sole investment and voting power with respect to the securities shown. No other individual or entity is known to own more than 5% of the Company's voting securities.



                                          Amount         Percent
Name and Address of       Title of        Beneficially   of Class
Beneficial Owner          Class           Owned

N. Russell Walden         Common Stock     892,500 (1)    56.6%
Ridgewood Properties,
Inc.
2859 Paces Ferry Road
Suite 700
Atlanta, GA 30339



Karen S. Hughes           Common Stock     145,440 (1)    12.0%
Ridgewood Properties,
Inc.
2859 Paces Ferry Road
Suite 700
Atlanta, GA 30339

Wayne W. McAteer          Common Stock     100,000         9.2%
Wesley Hotel Group
2859 Paces Ferry Road
Suite 700
Atlanta, GA 30339

Luther A. Henderson       Common Stock      54,300(1)      4.9%
5608 Malvey Avenue
Suite 104-A
Fort Worth, TX 76107

Triton Group Ltd.         Series A         450,000(2)    100%
550 West C Street         Convertible
Suite 1880                Preferred Stock
San Diego, CA 92101

Michael M. Earley         Series A         450,000(2)    100%
                          Convertible
                          Preferred Stock

John C. Stiska            Series A         450,000(2)    100%
                          Convertible
                          Preferred Stock

All executive officers
and directors as          Common Stock   1,251,520        53.5%
a group (7 persons)

Directors and executive   Series A         450,000(2)    100%
officers as a group       Convertible
                          Preferred Stock


_________________
(1) Includes shares deemed to be outstanding for those persons who have the right to acquire beneficial ownership of such shares within sixty days of the record date through the exercise of stock options. Any shares not outstanding which are subject to such options are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person. Of the shares deemed to be beneficially owned by the directors and officers as shown above, the following were the shares deemed to be outstanding for those persons who have the right to acquire beneficial
     ownership  through the exercise of stock  options:   N. Russell
     Walden - 187,500 shares; Karen S. Hughes - 120,000 shares; Luther A. Henderson - 13,500 shares; all executive officers and directors as a group - 666,000 shares.

(2) Triton Group Ltd. holds 450,000 shares of the Company's Series A Convertible Preferred Stock. See "Change of Control" below for further discussion.


Change of Control

      Triton Group Ltd. ("Triton") holds 450,000 shares of the Company's Series A Convertible Preferred Stock, $1.00 par value per share, (the "Preferred Stock"), which were issued in connection with the purchase by the Company of the 4,380,000 shares
of  Common Stock  held  by  Triton.   See "Certain  Relationships
and  Related  Transactions."   Each share  of  the  Preferred  Stock
is convertible into three shares of Common Stock, subject to certain antidilution adjustments, either upon default in the payment of dividends on the Preferred Stock or at the end of two years following the date of its issuance. Following Triton's sale of the Common Stock, but without consideration of the prospective effect, if any, of the conversion or retirement of the Preferred Stock, 60.3% of the outstanding Common Stock (including shares that may be acquired upon the exercise of stock options) became beneficially owned by N. Russell Walden, President of the Company, who may be said to have acquired control of the Company as a result of Triton's sale of Common Stock.

Meetings and Committees of the Board

      The Board has established an Audit Committee, a Compensation Committee and a Stock Option Committee, but does not have a nominating committee.

       During fiscal year 1995 the Board met on two occasions. Each of the directors attended both of the meetings of the Board and the committees on which he served and which were held during the periods that he served as a director or member of such committee.

Committees

      The Audit Committee reviews the professional services and independence of the Company's certified public accountants, the results of the Company's internal audits, and the Company's
accounts, procedures  and   internal controls.  The committee is
composed of Michael M. Earley, Luther A. Henderson and John C. Stiska. The Audit Committee met once during fiscal year 1995.

      The Compensation Committee, which met once during the 1995 fiscal year, is responsible for reviewing matters relative to and making recommendations to the Board concerning compensation of the
Company's officers, directors and employees.   The present members
of the Compensation Committee are Michael M. Earley, Luther A. Henderson and John C. Stiska.

      The Stock Option Committee, which did not meet during the 1995 fiscal year, is responsible for administering the Company's Stock Option Plan. The present members of the Stock Option Committee are Michael M. Earley and John C. Stiska.

                      CERTAIN LEGAL PROCEEDINGS

     On May 2, 1995 a complaint was filed in the Court of Chancery of the State of Delaware (New Castle County) entitled William N. Strassburger v. Michael M. Early, Luther A. Henderson, John C. Stiska, N. Russell Walden, and Triton Group, Ltd., defendants, and Ridgewood Properties, Inc., nominal defendant, C.A. No. 14267 (the "Complaint"). The plaintiff is an individual shareholder of the Company who purports to file the Complaint individually, representatively on behalf of all similarly situated shareholders, and derivatively on behalf of the Company. The Complaint challenges the actions of the Company and its directors in consummating the Company's August 1994 repurchases of its common stock held by Triton Group, Ltd. and Hesperus Partners Ltd. in five counts, denominated Waste of Corporate Assets, Breach of Duty of Loyalty to Ridgewood, Breach of Duty of Good Faith, Intentional Misconduct, and Breach of Duty of Loyalty and Good Faith to Class.

     The Complaint seeks (a) permission of the court to proceed as a class action with respect to one count; (b) rescission of the repurchase of Triton's Ridgewood common stock, together with recovery (to Ridgewood) of the approximately $8 million in cash and the shares of the preferred stock received by Triton in the repurchase, or in the alternative, unspecified restitution or damages to Ridgewood resulting from the Triton repurchase; (c) unspecified restitution or damages to Ridgewood resulting from the Hesperus repurchase; (d) unspecified damages to Ridgewood resulting from the alleged breaches of the defendants' duties of loyalty and good faith and their alleged intentional misconduct; (e) unspecified damages for any separate injury allegedly suffered by members of the purported class; and (f) the plaintiff's costs and expenses of this litigation, including attorneys' fees.

     The Company has answered the Complaint, denying all allegations of wrongdoing either on its part or that of its directors. The Company's management believes the claims made in the Complaint are without merit, and that the shareholders of Ridgewood benefited from the challenged transactions. Management intends to vigorously contest this matter.

                EXECUTIVE COMPENSATION AND OTHER INFORMATION

Directors' Compensation

      Directors who are not employees of the Company receive a retainer of $13,200 per year plus $800 for each Board meeting attended. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

Executive Compensation

     The following Summary Compensation Table sets forth the compensation for the past three years of the Company's executive officer whose cash compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries during or with respect to the 1995 fiscal year.


                        SUMMARY COMPENSATION TABLE
                                         Long-Term
                                        Compensation
                                           Awards

                    Annual Compensation    Securities
Name and            Fiscal                 Underlying   All Other
Principal Position  Year  Salary   Bonus   Options(#)
Compensation(1)
N. Russell          1995  $200,000 $   0            0     $4,500
Walden . . .
  President  &      1994   200,000     0      375,000      4,500
  Chief
  Executive         1993   200,000     0(2)   150,000          0
  Officer

_______________

(1) The amounts shown in this column consist of Company matching contributions on behalf of the named person under the Ridgewood Properties Employee Savings Plan. Information for years prior to fiscal 1994 is not required to be disclosed.

(2) For fiscal year 1993, Mr. Walden was entitled to a bonus of approximately $22,000, which was calculated pursuant to Mr. Walden's Employment Agreement with the Company, based upon pre-tax profits and pre-tax gains from real estate transactions and operations of the Company during the fiscal
     years.  Mr. Walden elected to forego   the  bonus  in  light
     of  the  poor  economic performance of the Company.


Option Grants in Last Fiscal Year

      There were no stock options granted during fiscal year 1995 to the executive officer named in the Summary Compensation Table.

Aggregated Stock Option Exercises in Fiscal Year 1995 and
Fiscal Year-End Option Values

     The following table sets forth information concerning options exercised during 1995 by the executive officer named in the Summary Compensation Table and the value of unexercised options held by him as of August 31, 1995. No options were exercised by Mr. Walden during the year ended August 31, 1995.


                   Number of Securities
                  Underlying Unexercised       Value of Unexercised
                    Options at Fiscal        In-the-Money Options at
                      Year-End (#)            Fiscal Year-End($)(1)
NAME        Exercisable   Unexercisable   Exercisable  Unexercisable
N. Russell      487,500          37,500       $516,000       $15,750
Walden


(1) The value determined herein was calculated based on the average of the bid and ask prices of the Common Stock on August 31, 1995.


Employment and Termination Agreements

     Pursuant to an Employment Agreement entered into between N. Russell Walden and the Company (the "Employment Agreement"), Mr. Walden receives a salary which is subject to annual review by the Board, and may be adjusted by the Board in its sole discretion. Mr. Walden currently receives an annual base salary of $200,000. The Employment Agreement contains terms upon which Mr. Walden may be entitled to a bonus. The calculation is based upon pre-tax profits and pre-tax gains from real estate transactions and operations of the Company during the fiscal year. There was no bonus earned for fiscal year 1995 pursuant to this Agreement. The Employment Agreement also provides for certain fringe benefits, as well as benefits under employee benefit plans maintained by the Company.
The Employment Agreement may be terminated upon notice by either the Company or Mr. Walden.

     In August 1991, Mr. Walden entered into a post-employment consulting agreement (the "Consulting Agreement") which provides that in the event of the termination of his employment (other than termination for cause or voluntary resignation for other than good reason), he will be retained by the Company for a period of one year as a consultant. In exchange for consulting services, Mr. Walden will receive an annual fee equal to his annual base salary at the time of termination, payable in equal monthly installments during the term of the Consulting Agreement. The Consulting Agreement also provides for the continuation of certain medical and other employee benefits. In the event Mr. Walden obtains a new job during the term of the Consulting Agreement, the agreement provides a formula by which the payments to Mr. Walden may be reduced.

Supplemental Retirement and Death Benefit Plan

     The Ridgewood Properties, Inc. Supplemental Retirement and Death Benefit Plan (the "SERP") was adopted, effective January 1, 1987, to provide supplemental retirement benefits for selected employees of the Company. Currently, only one employee of the Company is a participant in the SERP. Although the SERP is an unfunded plan, the Company has acquired cash-value life insurance on the life of the participant and, if mortality, interest and policy dividend assumptions are correct, the Company will recover from the life insurance the cost of the premiums paid thereunder and the cost of the SERP benefits.

     Estimated annual benefits payable upon separation from employment, determined using the SERP formula, are equal to 50% of the participant's "final three-year average compensation," defined under the SERP as salary plus bonus, commissions and any amounts deferred under any deferred compensation plan, less the total of the participant's (i) Primary Social Security benefit for the period during which benefits are to be paid and (ii) certain benefits provided under the qualified retirement plans of the Company or Triton. Benefits vest at the rate of 10% for each year of credited service for the Company or Triton, with up to five years of credited service permitted at the time the SERP was adopted. Benefits are paid monthly over a 15-year period, and commence within 45 days of a participant's retirement. If the participant's employment terminates before scheduled retirement, benefit payments commence within 30 days of the participant reaching age 65. The form of benefit payment under the SERP may be modified at the discretion of the Pension Committee, which administers the SERP.

     The SERP also provides for payment of a pre-retirement lump sum death benefit to the participant's beneficiary of 600% of the participant's final annual compensation if the participant is in the Company's employ or is less than age 65 and totally and permanently disabled as of his date of death, and a post-retirement lump sum death benefit to the participant's beneficiary of 200% of the participant's final annual compensation if death occurs after the participant has retired from the Company or has attained age 65 after becoming totally and permanently disabled.

     Mr. Walden, the sole participant, is 100% vested in the SERP, and the amount of his remuneration covered by the SERP for 1995 is $200,000. This amount represents actual cash paid during 1995, regardless of when the amounts were earned.

BOARD REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Program

     The annual compensation for executive officers consists of a base salary and an annual bonus that may be awarded at the discretion of the Board. The Board uses both individual performance, performance of the operations for which the executive is responsible and the overall Company performance when awarding any discretionary bonuses. There were no discretionary bonuses awarded relating to fiscal year 1995.

     Salaries are based upon a subjective determination of the responsibilities and performance of the executives and are reviewed on an annual basis.

Chief Executive Officer Compensation

     The Chief Executive Officer's base salary for fiscal year 1995 was subjectively determined based upon his responsibilities and performance, and is reviewed on an annual basis. Because of the lack of overall profits for the Company, the Board (without the participation of Mr. Walden) determined that while the Chief Executive Officer's performance remained excellent through the difficult economic times the Company is experiencing, no increase in salary from the prior fiscal year was warranted.

     The Chief Executive Officer is subject to an Employment
Agreement which specifies how bonuses, if any, are calculated and are based on pre-tax profits of the Company and pre-tax gains from real estate sales during the fiscal year. There was no bonus earned for fiscal year 1995 under this agreement.

     The foregoing report is submitted by the members of the Board of Directors: Michael M. Earley, Luther A. Henderson, John C.
Stiska and N. Russell Walden.

Compensation Committee Interlocks and Insider Participation

     The Company's Compensation Committee consists of Michael M. Earley, Luther A. Henderson and John C. Stiska. Mr. Walden, the President and Chief Executive Officer of the Company, participated in deliberations concerning executive officer compensation during fiscal year 1995 in his capacity as a member of the Board. He did not, however, participate in any decisions regarding his own compensation as an executive officer of the Company.

PERFORMANCE GRAPH

Comparison of Shareholder Return on Investment

     The following graph compares the percentage change in the cumulative total shareholder return on the Common Stock for the 1991 through 1995 fiscal years, as of each fiscal year end, with (i) the cumulative total return (assuming reinvestment of dividends) of the Russell 2000 Index, a broad equity market index, and (ii) the cumulative total return (assuming reinvestment of dividends) of a peer group of real estate companies as provided by Dow Jones ("Dow Jones Peer Group"). The returns of each company in the Dow Jones Peer Group has been weighted to reflect relative stock market capitalization as of the beginning of the measurement period. The Dow Jones Peer Group consists of Catellus Development, Federal Realty Investment Trust, Host Marriott Corp., Meditrust, Newhall Land, New Plan Realty Trust, Rockefeller Center Properties, Rouse Co., and Weingarten. The Company believes that the Dow Jones Peer Group represents similar businesses to the Company at the beginning of the five-year period.

       Comparison of Five-Year Cumulative Total Return Among
    Ridgewood Properties, The Russell 2000 Index, and Peer Group

(Graph Appears Here)

Measurement
Period       Dow Jones     Ridgewood     Russell 2000
  1990         100                           100
                99                           105
               123                           135
               118                           133
  1991         111                           141
               110                           147
               112                           155
               102                           148
  1992          92                           151
               100                           166
               111                           170
               102                           172
  1993         114                           181
               117                           183
               116                           181
               121                           177
  1994         116                           184
               114          100              182
               121           81              187
               126           73              196
  1995         129           73              204


     The Company's Common Stock was deleted from the NASDAQ National Market System in June 1989 due to the lack of two required market makers. Due to an absence of an established public trading market in the stock, the Company's yearly percentage change in the cumulative total shareholder return on the Common Stock subsequent to June 1989 cannot be determined accurately.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was organized in October 1985 and is the successor in interest to the real estate operations of CMEI, which was a wholly-owned subsidiary of Pier 1 Inc. ("Pier 1"). In December 1985, Pier 1 distributed to its shareholders the Common Stock; as a result of this spin off, Intermark acquired a 48% interest in the Company. On June 25, 1993, Intermark merged into its wholly-owned subsidiary, Triton, pursuant to their Joint Plan of Reorganization in the United States Bankruptcy Court. The holders of unsecured debt of Intermark and Triton received 99% of the new Triton common stock, with the remaining 1% distributed to the current equity holders of Intermark. A change of control of the Company is deemed to have occurred due to the implementation of the bankruptcy plan.

     On August 15, 1994, the Company purchased all (4.38 million) of the shares (the "Triton Shares") of the Company's Common Stock held by the Company's then-majority stockholder, Triton. The Triton Shares represented 74.4% of the 5.88 million shares of Common Stock outstanding prior to the consummation of the transaction. In consideration for the Triton Shares, the Company paid cash and issued 450,000 shares of Preferred Stock. The Preferred Stock is redeemable by the Company at $8.00 per share. The Preferred Stock accrues dividends at $0.40 per share annually for the first two years and at a rate of $0.80 per share annually thereafter. Dividends are payable quarterly commencing on November 1, 1994.
Each share of Preferred Stock is convertible into three shares of the Company's Common Stock either upon default of the dividend payments or at the end of two years and is subject to certain antidilution adjustments. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Preferred Stock shall be entitled to receive $8.00 per share of Preferred Stock plus all dividends accrued and unpaid thereon. So long as a minimum of 50,000 shares of Preferred Stock is outstanding, Triton shall be entitled to elect one additional director to serve on the Board. Additionally, as long as Triton is the holder of the minimum 50,000 shares of Preferred Stock and both John C. Stiska and Michael M. Earley are officers of Triton, then the Board shall consist of four members, two of which would be Mr. Stiska and Mr. Earley (and wherein either Mr. Stiska or Mr. Earley is considered to be the additional director to which Triton is entitled to elect).

     Each of the Company's directors has or has had business relationships with Triton and its current or former affiliates. See "PROPOSAL I: ELECTION OF DIRECTORS -- NOMINEES FOR DIRECTOR."


Filings Under Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires that Ridgewood's officers and directors and persons who own more than 10% of the Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Ridgewood with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, Ridgewood believes that during the fiscal year ended August 31, 1995, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were satisfied.

Relationship with Independent Auditors

     The Board annually selects independent public accountants to serve as auditors for the upcoming fiscal year. The Board plans to select auditors for fiscal year 1996 at its annual meeting following the Meeting.

     The Board appointed Price Waterhouse LLP as auditors for the Company and its wholly-owned subsidiaries for fiscal year 1995. A representative of Price Waterhouse LLP is expected to be present at the Meeting and will be given the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

Shareholders' Proposals for 1997 Annual Meeting

     Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the 1934 Act. For such proposals to be considered at the 1996 Annual Meeting of Shareholders, such proposals must be received by the Company not later than August 1, 1996. Such proposals should be directed to Ms. Karen Hughes, Secretary, Ridgewood Properties, Inc., 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339. The Company reserves the right to decline to include in the Company's proxy statement any shareholder's proposal which does not comply with the rules of the SEC for inclusion therein.

OTHER BUSINESS

     The Board does not know of any matters to be presented for action at the meeting other than as set forth in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

                         By Order of the Board of Directors

                         s/ Karen S. Hughes

                         Karen S. Hughes, Secretary

                          Proxy Card
                           (Front)

                      RIDGEWOOD PROPERTIES, INC.
                  PROXY SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS FOR 1996
                    ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Luther A. Henderson, N. Russell Walden and Karen S. Hughes, each with the power to act without the other and with full power of substitution, as Proxies to vote, as designated below, all common stock of Ridgewood Properties,
Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held at the offices of the Company, 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339, on Tuesday, January 16, 1996, at 10:00 a.m. (together with any
adjournment or postponement thereof   (the "Meeting") upon such
business as may properly come before the Meeting, including the following:

     1.  Election of Directors
         ( ) FOR all nominees listed below (except as indicated to
             the contrary below).
         ( ) Michael M. Earley, Luther A. Henderson,
             John C. Stiska, N. Russell Walden
         ( ) WITHHOLD AUTHORITY to vote for all the nominees
             (Instruction:  To withhold authority to
             vote for any individual nominee, write the name of such nominee(s) in the space provided below.)


____________________________________________________________

     2. In their discretion on any other matter that may properly come before the Meeting.

                               (back)

THIS  PROXY  WHEN  PROPERLY EXECUTED WILL BE  VOTED  IN  THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.   IF NO  SPECIFIC
DIRECTION IS GIVEN, THE PROXY  WILL  BE  VOTED "FOR" PROPOSALS 1, 2
AND 3.

                Dated: ___________________________________


                  ________________________________________
                  Signature


                  ________________________________________
                  (Signature if held jointly)

     Please date, sign and mail promptly this proxy in the enclosed envelope. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such.
If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

                     THIS PROXY IS SOLICITED ON
                              BEHALF OF
                        THE BOARD OF DIRECTORS.